UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2007 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2007, Nu Skin Enterprises, Inc. (the “Company”) reached an agreement with JP Morgan Chase Bank, N.A., (as successor to Bank One NA) to amend the Credit Agreement dated May 10, 2001 among the Company, various financial institutions, and Bank of America, N.A., as Administrative Agent, as amended. The Credit Agreement was amended to extend the termination date by three years to May 10, 2010, modify various provisions regarding the issuance of letters of credit under the Credit Agreement, modify the Minimum Consolidated Net Worth test, modify the pricing schedule, and to update certain representations and warranties.

The Amendment is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Sixth Amendment to Credit Agreement, dated as of August 8, 2006, among the Company, various financial institutions, and JPMorgan Chase Bank, N.A. (as successor to Bank One, N.A.) as administrative agent.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ Ritch Wood Ritch Wood Chief Financial Officer

Date:    August 15, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Sixth Amendment to Credit Agreement, dated as of August 8, 2006, among the Company, various financial institutions, and JPMorgan Chase Bank, N.A. (as successor to Bank One, N.A.) as administrative agent.